Exhibit 10.4

SECOND AMENDMENT TO CREDIT

AGREEMENT AND CONSENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (the “Agreement”) is entered into as of July 2, 2004 among PCA LLC, a Delaware limited liability company (the “Borrower”), PCA INTERNATIONAL, INC., a North Carolina corporation (“PCA-NC”), the Domestic Subsidiaries of the Borrower party hereto (collectively with PCA-NC, the “Guarantors”), the Lenders and BANK OF AMERICA, N.A., as Agent (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders are parties to that certain Credit Agreement dated as of June 27, 2002, as amended by the First Amendment to Credit Agreement dated as of September 17, 2002 (as otherwise amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested and the Lenders have agreed to consent to the merger of PCA-NC into Portrait Corporation of America, Inc., a Delaware corporation (“PCA-DE”) subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Reaffirmation of Existing Debt. The Credit Parties acknowledge and confirm as of the date hereof (a) that the Agent, on behalf of the Lenders, has a valid and enforceable first priority perfected security interest in the Collateral, subject only to Permitted Liens, (b) that the Borrower’s obligation to repay the outstanding principal amount of the Loans and reimburse the Issuing Lender for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (c) that the Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (d) by entering into this Agreement, the Lenders do not waive or release (except as specifically provided in Section 2 hereof) any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

Section 2. Consent. Subject to the other terms and conditions of this Agreement, the Lenders hereby consent to the merger of PCA-NC into PCA-DE, notwithstanding the terms of Sections 7.6(b), 8.4(b) and 8.16 of the Credit Agreement and Section 5(d) of the Security Agreement, provided that, immediately upon the consummation of such merger, the Agent (i)

shall be provided with satisfactory evidence that the merger of PCA-NC into PCA-DE has been consummated in accordance with applicable law, including, without limitation, receipt of filed-stamped articles/certificates of merger in Delaware and North Carolina, (ii) shall have received a certified copy of the agreement and plan of merger between PCA-NC and PCA-DE and (iii) shall have received a copy of the certificate of good standing, existence or its equivalent of PCA-DE certified as of a recent date by the State of North Carolina.

Section 3. Amendment to the Credit Agreement.

(a) Section 1.1. The definitions of “Consolidated EBITDA” and “Parent” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Consolidated EBITDA” means for any period for the Parent and its Subsidiaries on a consolidated basis, the sum of (i) Consolidated Net Income for such period plus (ii), without duplication, an amount which, in the determination of Consolidated Net Income for such period has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local or value-added taxes, domestic and foreign income taxes or other taxes, (C) depreciation and amortization, (D) Non-Recurring Expenses to the extent accrued during the period in question, (E) Consolidated Non-Cash Charges and (F) the amount of cash bonuses paid to management in an amount not to exceed $1,000,000 during such period plus (iii) the amount of cash reimbursement payments received from Wal*Mart Stores, Inc. during such period to offset photography studio closure costs during such period (to the extent not included in the calculation of Consolidated Net Income), minus (or plus) (iv) unrealized gains (or losses) recognized in such period pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, (or any successor or substitute provision) during such period, plus (v) to the extent not included in clause (ii) above, extraordinary charges related to workers’ compensation programs in the amount of (A) $2,000,000 for the fiscal quarter ending October 31, 2003 and (B) $800,000 for the fiscal quarter ending January 31, 2004 plus (vi) to the extent not included in clause (ii) above, additional one-time charges in the amount of up to $1,200,000 relating to the execution of a loss portfolio transfer with respect to workers’ compensation programs, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

“Parent” means (a) prior to the effectiveness of the merger of PCA International, Inc., a North Carolina corporation, into Portrait Corporation of America, Inc., a Delaware corporation, PCA International, Inc., a North Carolina corporation and (b) upon the effectiveness of the merger of PCA International, Inc., a North Carolina corporation, into Portrait Corporation of America, Inc., a Delaware corporation, Portrait Corporation of America, Inc., a Delaware corporation.

(b) Section 2.1. The reference to “$10,000,000” appearing in Section 2.1(a)(iii)(C) of the Credit Agreement is hereby deleted and replaced with a reference to “$15,000,000”.

(c) Section 3.3. The reference to “$10,000,000” appearing in Section 3.3(b)(i) of the Credit Agreement is hereby deleted and replaced with a reference to “$15,000,000”.

Section 4. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (each in form and substance reasonably satisfactory to the Agent):

(a) The Agent shall have received counterparts of this Agreement duly executed by the Credit Parties, the Agent and the Lenders.

(b) The Agent shall have received the following for PCA-DE:

(i) a duly executed Joinder Agreement substantially in the form of Exhibit 7.11;

(ii) (A) a copy of the certificate of incorporation of PCA-DE certified to be true and complete as of a recent date by the Secretary of State of Delaware, (B) a certified copy of the bylaws of PCA-DE, (C) a certified copy of resolutions of PCA-DE approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof and (D) a copy of the certificate of good standing, existence or its equivalent certified as of a recent date by the State of Delaware;

(iii) an incumbency certificate certified as of a recent date;

(iv) an appropriate UCC financing statement in appropriate form for filing in the office of the Secretary of State of Delaware; and

(v) an opinion of counsel for PCA-DE relating to the Credit Documents and the transactions contemplated therein, in form and substance satisfactory to the Agent.

Section 5. Miscellaneous.

(a) The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b) The Borrower and the Guarantors, as applicable, affirm the liens and security interests created and granted in the Credit Agreement and the Credit Documents and agree that this Agreement shall in no manner adversely affect or impair such liens and security interests.

(c) The Borrower and the Guarantors hereby represent and warrant as follows:

(i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Agreement.

(d) The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which relate to an earlier date), (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default and (iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Credit Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Credit Documents or any transaction related to the Credit Documents, same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Agreement.

(e) The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Agreement, (ii) affirm all of their obligations under the Credit Documents and (iii) agree that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents.

(f) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original will be delivered.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:		PCA LLC,
a Delaware limited liability company

	By:	/s/ Barry J. Feld
	Name:	Barry J. Feld
	Title:	CEO

GUARANTORS:		PCA INTERNATIONAL, INC.,
a North Carolina corporation

PCA PHOTO CORPORATION OF CANADA, INC.,
a North Carolina corporation

PHOTO CORPORATION OF AMERICA,
a North Carolina corporation

PCA NATIONAL LLC,
a Delaware limited liability company

AMERICAN STUDIOS, INC.,
a North Carolina corporation

PCA FINANCE CORP.,
a Delaware corporation

	By:	/s/ Barry J. Feld
	Name:	Barry J. Feld
	Title:	CEO of each of the above-named Guarantors

PCA NATIONAL OF TEXAS L.P.,
a Texas limited partnership

By PCA National LLC, a Delaware limited liability company, its sole general partner

By:	/s/ Barry J. Feld
Name:	Barry J. Feld
Title:	CEO

SECOND AMENDMENT TO CREDIT
AGREEMENT AND CONSENT
PCA INTERNATIONAL, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Timothy H. Spanos
	Name:	Timothy H. Spanos
	Title:	Managing Director

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Timothy H. Spanos
	Name:	Timothy H. Spanos
	Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Juli K. Van Hook
	Name:	Juli K. Van Hook
	Title:	Vice President

SECOND AMENDMENT TO CREDIT
AGREEMENT AND CONSENT
PCA INTERNATIONAL, INC.